Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 13, 2011 relating to the financials statements of Kraig Biocraft Laboratories, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ PS STEPHENSON & CO., P.C.

PS Stephenson & Co., P.C
Wharton, Texas
August 1, 2011